SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                              (Amendment No.   )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              SEMCO Energy, Inc.
               (Name of Registrant as Specified In Its Charter)

______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:
        ______________________________________________________________________
     2) Aggregate number of securities to which transaction applies:
        ______________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ______________________________________________________________________
     4) Proposed maximum aggregate value of transaction:
        ______________________________________________________________________
     5) Total fee paid:
        ______________________________________________________________________
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ______________________________________________________________________
     2) Form, Schedule or Registration Statement No.:
        ______________________________________________________________________
     3) Filing Party:
        ______________________________________________________________________
     4) Date Filed:
        ______________________________________________________________________

PRELIMINARY COPY
                                  SEMCOENERGY
                                  ___________



                                       March 15, 1999



                NOTICE OF ANNUAL MEETING OF COMMON SHAREHOLDERS
                         TO BE HELD ON APRIL 20, 1999


To the Common Shareholders of SEMCO ENERGY, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SEMCO Energy, Inc. (the Company) will be held at the McMorran Auditorium, 701 McMorran Boulevard, Port Huron, Michigan (see map on back), on Tuesday, April 20, 1999 at 2:00 p.m., for the following purposes:

          I.   To elect four members to the Board of Directors.

         II. To vote on a proposal to increase the number of authorized Common Shares from 20,000,000 to 40,000,000.

        III. To transact any other business which properly comes before the meeting.

     Only Common Shareholders of record on February 22, 1999 may vote at the meeting.

     Whether or not you expect to attend the meeting, please sign, date and return the accompanying proxy in the enclosed envelope, which requires no postage if mailed in the United States. If you should attend, you may vote in person, if you wish, whether or not you have sent in your proxy.

                                       By order of the Board of Directors

                                       Sherry L. Abbott, Secretary





                        405 Water Street  P.O. Box 5026
                       Port Huron, Michigan  48061-5026
                                (810) 987-2200

                                  SEMCOENERGY
                                  ___________
                    405 Water Street, Port Huron, MI  48060







                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of SEMCO Energy, Inc. (the Company) for use at the Annual Meeting of Shareholders on Tuesday, April 20, 1999, at 2:00 p.m., to be held at the McMorran Auditorium, 701 McMorran Boulevard, Port Huron, Michigan, and any adjournments. These proxy materials are being mailed to shareholders approximately March 15, 1999.

     A Shareholder giving the enclosed proxy may revoke it any time before it is voted by executing a subsequent proxy, by notice to the Company, or by voting in person at the meeting.

     The Company will bear the cost of soliciting proxies, including charges and expenses of brokerage firms and others for forwarding proxy material to beneficial owners of stock. In addition to mailings, proxies may be solicited by personal interview, telephone or otherwise by employees. The Company may also retain outside organizations to assist in soliciting proxies.

     A copy of the Company's 1998 Annual Report is enclosed.


              STOCK OUTSTANDING, VOTING RIGHTS AND VOTES REQUIRED

     Only Common Shareholders of record on February 22, 1999 (the record date) may vote at the meeting.

     The Company had approximately 17,500,000 shares of Common Stock (Common Shares) outstanding on the record date. A majority of the Common Shares constitutes a quorum.

     To the Company's knowledge, no person owns beneficially more than 5% of the Common Shares.

     The following table reflects ownership, as of February 22, 1999, by nominees, directors and executive officers.
                                                                  Common             Phantom
               Name                                              Shares<F1>          Stock<F2>
               ----                                              ----------          ---------
Daniel A. Burkhardt ........................................       3,777<F3>           1,776
Edward J. Curtis ...........................................       1,996<F3>           5,925
Robert J. Digan, II (4) ....................................       3,393                   0
John T. Ferris .............................................      55,351                   0
Michael O. Frazer ..........................................       8,550                   0
Barrett Hatches ............................................       2,661                   0
Marcus Jackson .............................................           0                   0
William L. Johnson .........................................      26,712                   0
Harvey I. Klein ............................................       3,057<F3>          11,209
Stewart J. Kniff ...........................................      23,154                   0
Bruce G. Macleod ...........................................       1,440               3,101
Frederick S. Moore .........................................       2,613<F3>           6,672
Paul F. Naughton ...........................................         210                   0
Carl W. Porter .............................................       9,261                   0
Edith A. Stotler ...........................................       3,209                   0
Donald W. Thomason .........................................       4,071               2,256
Common Shares of all nominees,
directors and executive officers as a group ................     149,473<F5>

<F1>
Each person has sole power to vote and sell the Common Shares shown, except those Shares held jointly with spouses or directly by spouses, minor children, or certain other relatives, and except as described in (3) below.  This column also includes Common Shares for Mr. Hatches (2,445); Mr. Johnson
(15,750); Mr. Porter (4,892); and each non-employee director (700), except Mr. Kniff (350), which may be acquired pursuant to stock options within 60 days.
<F2>
Phantom Stock has a value equal to Common Shares, but Phantom Stock has no voting rights or other shareholder rights (see "Director Compensation" below for further information concerning Deferred
Compensation and Phantom Stock Purchase Agreements).  Therefore, Phantom Stock suffers all the risks, and enjoys all the rewards, of changes in the price of Common Shares.
<F3>
Includes Common Shares held in a Directors' Deferred Compensation Plan Account as follows:

                                                            Directors Deferred
               Name                                         Compensation Shares
               ----                                         -------------------
          Daniel A. Burkhardt ............................          168
          Edward J. Curtis ...............................          193
          Harvey I. Klein ................................          193
          Frederick S. Moore .............................          168
          All directors, nominees and
          executive officers as a group ..................          722

The stock in this Account may not be voted by the individual directors, but may be voted by the full
Board (see "Director Compensation" below for further information concerning the Directors Deferred
Compensation Account).
<F4>
Mr. Digan resigned effective October 30, 1998.
<F5>
Less than one percent of outstanding Common Shares.

                     RESPECTING THE ELECTION OF DIRECTORS

     Common Shareholders are entitled to cumulative voting for directors. Each Common Shareholder may cast a number of votes equal to the number of Common Shares owned multiplied by the number of directors to be elected. Votes may be cast for a single nominee or distributed among nominees.

     The Articles of Incorporation provide for three classes of directors.
The term of office of each class is three years and the term of one class expires each year. The Bylaws provide for a Board with eleven members. Approximately one-third of the Board will be elected at each Annual Meeting of Shareholders. A vacancy can be filled by a vote of the shareholders or by the Board.

     Four directors are to be elected at this Annual Meeting. Proxies are being solicited to vote for the election of the following four persons:

                              Daniel A. Burkhardt
                               Edward J. Curtis
                                Marcus Jackson
                                Harvey I. Klein

     The Board does not expect that any nominee will become unavailable. Should that occur, however, proxies will be voted for another person selected by the Board.

     The persons named in the enclosed proxy reserve the right to vote proxies cumulatively, but do not intend to do so unless other persons are nominated at the meeting. As shown on the proxy, shareholders may direct that their shares be voted for less than all four of the above-named nominees.

                          INFORMATION ABOUT DIRECTORS

                Name, Position with the Company<F1> and                                        Director
               Business Experience During Past Five Years                            Age        Since
               ------------------------------------------                            ---       --------
NOMINEES (terms expiring 2002)
------------------------------
Daniel A. Burkhardt .............................................................     51         1993
     Associated with Edward Jones, a securities brokerage firm, since 1978;
     Principal in Investment Banking Department of Jones; Member of Jones'
     Investment Policy Committee; Director of:  St. Joseph Light & Power Co.
Edward J. Curtis ................................................................     56         1995
     President of E.J. Curtis Associates, Inc., a professional management consulting firm.
Marcus Jackson ..................................................................     47          --
     Executive Vice President and Chief Financial Officer of Kansas City
     Power & Light Company since January 1999.  Prior to January 1999, he held the following positions at Kansas City Power & Light Company:  Executive
     Vice President and Chief Operating Officer from November 1996 to January
     1999, Senior Vice President of Power Supply from July 1994 to November 1996, and Vice President of Power Production from May 1989 to July 1994.  Also, since October 1995, Chairman of the Board of KLT Power, Inc., a second-tier subsidiary of Kansas City Power & Light Company, and from August 1993 to
     October 1995, KLT Power, Inc. President.
Harvey I. Klein .................................................................     59         1993
     President of Global Strategies Group L.C., a private consulting firm, since 1995.  Retired from Ford Motor Company in January 1995.  Held positions of increasing responsibility with the last position being Manager of Advanced Vehicle/Safety and Fuel Economy Planning.

OTHER DIRECTORS (terms expiring 2000)
-------------------------------------
John T. Ferris ..................................................................     48         1994
     Senior Partner in law firm of Ferris & Schwedler, P.C. in Bad Axe, Michigan, former prosecutor for Huron County, Michigan.
Michael O. Frazer ...............................................................     60         1986
     Attorney practicing in Battle Creek, Michigan.
Frederick S. Moore ..............................................................     60         1995
     President and Chairman of DSLT Inc., a holding company with subsidiaries engaging in the real estate development business; Chairman of Diamond
     Crystal Specialty Foods, Inc. (Diamond Crystal), a subsidiary of DSLT Inc., until Diamond Crystal's sale in November 1998.
Edith A. Stotler ................................................................     52         1987
     Partner, Stotler Grain Company; President, S&I Grain Company (formerly Homer
     Grain Company).

OTHER DIRECTORS (terms expiring 2001)
-------------------------------------
William L. Johnson ..............................................................     56         1996
     Chairman of the Board of Directors since December 1997 and President and
     Chief Executive Officer since May 1996; Chief Executive Officer, Northern
     Pipeline Construction Company, Kansas City, Missouri, from 1994 to May 1996;
     President, Gas Service Division, Western Resources, Inc., Topeka, Kansas,
     from 1990 to 1994.
Bruce G. Macleod ................................................................     46         1997
     Chief Executive Officer of Beacon Home Direct, Inc., a leading interactive, electronic grocery home shopping, meal solution and delivery company, since
     1997; Chief Operating Officer of The Jel Sert Company, a global manufacturer and marketer of food and beverage products, from 1995 to 1997; President of various subsidiaries of The Quaker Oats Company, a manufacturer and retail marketer of food and beverage products, from 1983 to 1995.
Donald W. Thomason ..............................................................     55         1995
     Executive Vice President Services/Technology of the Kellogg Company.
_________________

<F1>
Other than Mr. Johnson, each director's and nominee's principal employment is and has been with a company not affiliated with SEMCO.

                     COMMITTEES OF THE BOARD OF DIRECTORS
                            AND MEETING ATTENDANCE

     Participation in Committees of the Board of Directors is as follows:
                                                                                        Nominating and
          Name                         Audit      Compensation        Finance        Corporate Governance
          ----                         -----      ------------        -------        --------------------
Daniel A. Burkhardt ................                                     x                     x
Edward J. Curtis ...................    xx
John T. Ferris .....................                   xx<F1>                                  x
Michael O. Frazer ..................     x                                                     x
William L. Johnson .................
Harvey I. Klein ....................                    x                                     xx
Stewart J. Kniff ...................
Bruce G. Macleod ...................     x                               x
Frederick S. Moore .................     x                               x
Edith A. Stotler ...................                    x               xx
Donald W. Thomason .................                    x
________________

     x    Member.
    xx    Chair.

<F1>
Became Chairman March 1, 1999.

     The Board held 11 meetings during 1998. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served in 1998.

     The Audit Committee reviews the independent public accountants' reports and audit findings, the scope and plans for future audit programs, independence of the independent accountants, annual financial statements, accounting, financial and internal controls of the Company, information systems, risk management and compliance with codes of conduct. The Audit Committee also recommends the choice of independent public accountants to the full Board. Six Audit Committee meetings were held in 1998.

     The Compensation Committee held 3 meetings in 1998. The Compensation Committee reviews the Company's general compensation strategy and recommends compensation of executive officers and directors to the full Board.

     The Finance Committee serves as liaison between management and the Board on important financial transactions and financial policy matters. The Finance Committee held 7 meetings in 1998.

     The Nominating and Corporate Governance Committee held 5 meetings in 1998. The Nominating and Corporate Governance Committee recommends directors to serve on Board committees, candidates to fill Board vacancies, director candidates for shareholder approval, personal qualifications criteria for Board membership and general criteria regarding committee composition. The committee also ensures that the Articles of Incorporation, Bylaws and Board of Directors and its processes are structured in a way that b-est serve the Company and its shareholders. Recommendations by shareholders of candidates for Board membership will be considered by the committee and should be sent to the Nominating and Corporate Governance Committee, c/o the Corporate Secretary at 405 Water Street, Port Huron, Michigan 48060.


                  CERTAIN BUSINESS RELATIONSHIPS OF DIRECTORS

     In August 1998 the Company issued 1,820,000 shares of Common Stock in a
public offering.   Edward D. Jones & Co., L.P. acted as an underwriter for
this offering and sold 259,300 of these shares. Mr. Burkhardt is a Principal of Jones' Investment Banking Department and a member of Jones' Investment Policy Committee.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

     The following executive officers had salary and bonus exceeding $100,000 in 1998.
          Name and                                             Other Annual     Common Share     All Other
     Principal Position       Year   Salary<F1>   Bonus<F2>  Compensation<F3>    Options<F4>   Compensation
     ------------------       ----   ----------   --------   ----------------    -----------   ------------
William L. Johnson,
  Chairman, President
  and CEO ..................  1998    $295,931    $  1,672       $  717             25,000      $ 2,248<F5>
                              1997    $233,077    $175,500       $3,643             50,000      $ 6,843<F6>
                              1996    $130,846    $  8,500       $3,643             15,000      $71,275<F7>

Carl W. Porter,
  Senior Vice President
  and COO ..................  1998    $171,008    $    739       $  317              6,979      $ 5,843<F8>
                              1997    $170,354    $ 81,726       $    0              7,000      $ 8,851<F9>

Barrett Hatches,
  Vice President of
  Human Resources and
  Public Affairs ...........  1998    $106,635    $    267       $  114              3,486      $23,653<F10>
                              1997    $ 88,125    $ 40,058       $    0              3,500      $54,368<F11>

Robert J. Digan, II,
  Senior Vice President
  and CFO <F12> ............  1998    $142,885    $    398       $  171              7,000      $ 5,625<F13>
                              1997    $ 70,769    $ 92,400       $    0              7,000      $51,989<F14>

Paul F. Naughton,
  Vice President of
  Corporate
  Development <F15> ........  1998    $169,100    $      0       $    0                  0      $     0
                              1997    $ 62,550    $      0       $    0                  0      $     0
____________________

<F1>
Actual salary earned during the year.  Mr. Johnson began employment on May 1, 1996.  Mr. Porter began employment in July 1996 and did not earn more than $100,000 in 1996.  Mr. Hatches began employment in
February 1997.  Mr. Digan was employed by the Company from July 1997 through October 1998.
<F2>
Bonuses earned during the year pursuant to the short-term incentive plan (but paid in following year) and bonus paid to reimburse the premium of a life insurance policy.
<F3>
Bonus to pay taxes relating to life insurance premium discussed in preceding note.
<F4>
Number of Common Shares underlying stock-option awards at date of grant.
<F5>
Term life insurance ($2,248).
<F6>
Company contribution to Employee Stock Ownership Trust ($3,042) and term life insurance ($3,801).
<F7>
Moving expenses ($69,939) and term life insurance ($1,336).
<F8>
Company match contribution to 401(k) plan ($5,330) and term life insurance ($513).
<F9>
Moving expenses ($4,778), Company contribution to Employee Stock Ownership Trust ($3,042) and term life insurance ($1,031).
<F10>
Moving expenses ($23,486) and term life insurance ($166.29).
<F11>
Moving expenses ($51,823), Company contribution to Employee Stock Ownership Trust ($2,272) and term life insurance ($273).
<F12>
Mr. Digan resigned effective October 30, 1998.
<F13>
Company match contribution to 401(k) plan ($5,330) and term life insurance ($295).
<F14>
Moving expenses ($51,772) and term life insurance ($217).
<F15>
Mr. Naughton is an independent contractor and not an employee of the Company.  He served as the Company's interim Chief Financial Officer from October 1998 to January 1999.

Option Grants in 1998
                                                                            Value When Options
                      Number of                                            Expire if 5% or 10%
                        Common     % of Total                                  Annual Stock
                        Shares      Options                                 Price Appreciation
                      Underlying   Granted to     Exercise                  from Date of Grant      Value of
                       Options     Employees       Price      Expiration   -------------------     Options at
      Name             Granted      in 1998     ($/Sh.)<F1>    Date<F2>     5%<F3>     10%<F3>    12/31/98<F4>
      ----             -------      -------     -----------    --------    --------   --------    ------------
William L. Johnson     25,000        28.4%        $16.750       3/2/08     $263,349   $667,379      $9,476
Carl W. Porter          6,979         7.9%        $16.750       3/2/08     $ 73,517   $186,307      $2,645
Barrett Hatches         3,486         4.0%        $16.750       3/2/08     $ 36,721   $ 93,059      $1,321
Robert J. Digan, II     7,000         8.0%        $16.750       3/2/08     $ 73,738   $186,866      $    0<F5>

<F1>
The exercise price is the market price of the Common Shares at the time options were granted.
<F2>
One-third of the options become exercisable each of the three years following the date granted.  Each option expires ten years after it was granted.
<F3>
These two columns show what the value of the options would be after ten years if the market price of the Common
Shares increased 5% or 10% each year for the ten years from the date the options were granted until the options expired.  This table is required by the Securities and Exchange Commission and does not mean that the Company predicts that these options will have any such value nor that the market price of Common Shares will increase by any specific amount.  The actual value that these options w-ill have depends entirely on increases or decreases in the market price of Common Shares and when the options are exercised.
<F4>
Based on the last trade price of Common Shares on December 31, 1998 of $16.313.  The number of Common Shares and exercise price will change if there is a stock dividend, stock split or similar action which requires an adjustment to maintain the value of the option.  For example, Mr. Johnson was awarded an option to purchase
25,000 Common Shares in March 1998 at $16.750 per share which was later adjusted for the May 1998 5% stock dividend to become an option to purchase 26,250 Common Shares at $15.952.  This type of "anti-dilution"
adjustment is common to virtually all stock options by all companies.
<F5>
Mr. Digan resigned before these options vested and therefore the options were forfeited.

Options Outstanding at December 31, 1998
                                     Number of Options at                    Value of Options at
                                     December 31, 1998<F1>                  December 31, 1998<F2>
                               --------------------------------       --------------------------------
      Name                     Exercisable        Unexercisable       Exercisable        Unexercisable
      ----                     -----------        -------------       -----------        -------------
William L. Johnson ..........     7,000               89,862             $  0               $31,752
Carl W. Porter ..............     2,450               12,227             $  0               $ 2,645
Barrett Hatches .............     1,225                6,110             $  0               $ 1,321
Robert J. Digan, II .........     2,450                    0             $884               $     0

<F1>
No options were exercised in 1998.
<F2>
Option values are based on the difference between the grant prices of all options adjusted for stock dividends and the closing price for the Company's stock of $16.313 per share on December 31, 1998.


Employment and Related Agreements

     Mr. Johnson's employment agreement provides for a severance payment if the Company terminates his employment other than for "cause" or "disability" or if Mr. Johnson resigns due to a required relocation of personal residence or a demotion in position, authority, etc. The severance payment will equal Mr. Johnson's annual salary. The Company will also continue insurance and similar benefit plans for twelve months, subject to certain limitations.

     Mr. Johnson's change-of-control employment agreement has parallel provisions except severance equals 2.99 times his annual salary. All executive officers have parallel change-in-control agreements except that severance equals 1.0 times their highest annual W-2 compensation during the last three years.

     Mr. Kniff has a four-year consulting agreement with the Company so that he can use his expertise to help grow the utility-related construction business. Mr. Kniff will be paid $100,000 per year.

Pension Plan
  Average                                       Years of Credited Service
Compensation           -----------------------------------------------------------------------------
------------              5        10        15        20        25        30        35         40
                       ------    ------    ------    ------    ------    ------    ------    -------
   90,000               6,300    12,600    18,900    25,200    31,500    37,800    44,100     50,400
  110,000               7,700    15,400    23,100    30,800    38,500    46,200    53,900     61,600
  130,000               9,100    18,200    27,300    36,400    45,500    54,600    63,700     72,800
  150,000              10,500    21,000    31,500    42,000    52,500    63,000    73,500     84,000
  160,000              11,200    22,400    33,600    44,800    56,000    67,200    78,400     89,600
  180,000              12,600    25,200    37,800    50,400    63,000    75,600    88,200    100,800

     The above table sets forth the estimated annual benefits payable at normal retirement age (65) under the Pension Plan based on the formula in effect beginning January 1, 1999 described below. Only salary up to $160,000 is counted for the Pension in 1998. This ceiling amount is set by law and will increase over time.

     At age 65, a participant can receive an annual pension equal to 1.75% of his average annual base salary for any consecutive three years multiplied by years of credited service after October 31, 1970 (but before 1999) plus 1.4% of his average five-year adjusted compensation multiplied by years of credited service after 1998. If greater, a participant will receive an annual pension equal to 1.4% of his average five-year adjusted compensation multiplied by all his credited years of service. Adjusted compe-nsation includes salary and bonus, but excludes fringe benefits, expense reimbursements, bonuses to pay taxes on fringe benefits, and similar types of compensation. These benefits are not subject to any deduction for Social Security or other offset.

     As of January 1, 1999, Mr. Johnson and Mr. Porter each had 2 years of credited service. Mr. Hatches had 1 year of credited service.


Supplemental Pension

     Each named executive officer is a party to an Executive Security Agreement which provides for additional retirement benefits for 15 years. If the executive officer retires at age 65, yearly payments will equal 50% of his last base salary. An executive officer retiring before age 65, but after 55, can receive from 30% (age 55) to 48% (age 64) of base salary.

     This new Executive Security Agreement, effective in the first quarter of 1998, replaces certain benefits previously provided. These replaced benefits include bonuses for a life insurance policy disclosed in the Bonus column of the above Summary Compensation Table. Also replaced is the term life insurance reflected in the All Other Compensation column of that Table. In addition, the Company's Supplemental Retirement Plan is no longer applicable to these officers. That Plan provided pension benefits wh-ich could not be provided by the Pension Plan because of the limit on compensation ($160,000 in 1998) which can be considered by the Pension Plan. The adoption of these Executive Security Agreements was part of a reconfiguration of benefits which effected a small annual expense reduction for the Company.

Director Compensation

     A portion of Mr. Johnson's base compensation during 1998 was for service as Chairman of the Board.  All other directors received the following during
1998:
                                 Cash<F1>                 Stock Options
                          ---------------------   ----------------------------   Medical/
                           Annual       Meeting       Number of      Year-End    Phantom   Retirement
     Name                 Retainer        Fees    Common Shares<F2>  Value<F3>  Stock<F4>   Plan<F5>
     ----                 --------      -------   -----------------  ---------  ---------  ----------
Daniel A. Burkhardt       $12,000       $16,400         1,000          $379       $6,454     $3,000
Edward J. Curtis          $14,400       $13,950         1,000          $379       $3,500     $3,000
John T. Ferris            $12,000       $13,800         1,000          $379       $6,454     $3,000
Michael O. Frazer         $12,000       $17,100         1,000          $379       $5,471     $3,000
Harvey I. Klein           $14,400       $16,925         1,000          $379       $3,500     $3,000
Stewart J. Kniff          $10,000       $ 6,700         1,000          $379       $3,500     $2,500
Bruce G. Macleod          $12,000       $16,400         1,000          $379       $3,500     $3,000
Frederick S. Moore        $12,000       $17,100         1,000          $379       $3,500     $3,000
Edith A. Stotler          $14,400       $17,800         1,000          $379       $2,604     $3,000
Donald W. Thomason        $16,900<F6>   $14,825         1,000          $379       $3,500     $3,000

<F1>
Under the Deferred Compensation and Phantom Stock Purchase Agreements, directors' cash compensation may be deferred for each upcoming year.  If deferred, compensation accrues interest at the prime rate or is treated as if it were invested in Common Shares (Phantom Stock) through the dividend reinvestment plan.
Six directors deferred some or all cash compensation for 1998, which was used to purchase Phantom Stock.
Beginning with the 1999 compensation year, deferred compensation may either accrue inte-rest at the prime rate or purchase Common Stock.  Five directors have chosen to purchase Common Stock by deferring some or all cash compensation for 1999.
<F2>
Under the Long-Term Incentive Plan, directors are granted options for 1,000 Common Shares each year.
Directors were granted the option to purchase 1,000 Common Shares at $16.75 per share on March 2, 1998.
One-third of these options become exercisable each year for three years and all expire March 2, 2008.  The number of shares and the exercise price have been adjusted to 1,050 and $15.952, respectively, to reflect the 5% stock dividend in May 1998.
<F3>
Option values are based on the difference between the grant prices of the options adjusted for stock dividends and the closing price for the Company's stock of $16.313 per share on December 31, 1998.
<F4>
Directors who were members of the Board prior to 1996 may participate in the medical program or receive
Common Shares or Phantom Stock under a Deferred Compensation and Phantom Stock Agreement as described above.  Directors who join the Board after 1995 cannot receive medical coverage, but do have the choice each year to receive Common Shares or Phantom Stock.
<F5>
Payable after leaving the Board.  Interest accrues at 8% per annum.
<F6>
Mr. Thomason was elected to the newly created Lead Director position as of November 1, 1998.  As the Lead
Director, he receives an additional monthly retainer of $1,250.  The Lead Director chairs meetings of outside Directors and acts as the principal liaison between outside Directors and the Chief Executive
Officer.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Membership on the Compensation Committee for 1998 was as follows: Ms. Stotler and Messrs. Ferris, Klein and Thomason. None of these Committee members are Company officers or served on other Boards with Company officers. None of the Company's executive officers served on a board of directors of a company which had an employee serving on the Company's Board of Directors.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee ("Committee") is responsible for recommending to the full Board the compensation of Executive Officers. The Committee is composed of four non-employee directors. The Committee intends to provide salary and other non-incentive compensation for an executive, equal to the average of that paid to executives with similar experience, responsibilities and authority in a peer group including 16 other utility companies (Peer Group). Incentive plans provide each executive with an oppo-rtunity for above-average total compensation.

     All base salaries of officers, including those shown in the "Salary" column of the above Compensation Table, were approved by the Committee.

     Under the Company's Short-Term Incentive Plan, Mr. Johnson is eligible for a cash bonus of up to 40% of his base salary if the Company meets target earnings for the year. If the Company achieves 108% or more of target earnings, Mr. Johnson is eligible for a cash bonus of up to a maximum of 72% of his base salary. Bonuses for Mr. Johnson are based on the Company's performance (80%) and on his individual performance (20%). Bonuses for other Executive Officers range from 25% of base salary if the Company achieves target earnings to 63% of base salary if the Company achieves at least 108% of target earnings. Bonuses for other Executive Officers are based on the Company's performance, their individual performance and a discretionary amount.

     Also, the Board may grant bonuses in lieu of bonuses under the Short-Term Incentive Plan in unusual circumstances. Only unusual circumstances outside the control of executive officers would be considered. Such circumstances may include, for example, significantly warmer than normal weather.

     In addition, under the Long-Term Incentive Plan, Mr. Johnson may be granted stock options for up to 30,000 shares each year if the Company's performance and his performance are outstanding. The Long-Term Incentive Plan was approved by the shareholders at the Annual Meeting held April 15, 1997. Awards to Mr. Johnson and other Executive Officers are based primarily on company performance. However, business unit performance and individual performance are also considered. Maximum awards of stock options -to other Executive Officers range from 5,250 to 10,500 shares.

     Further detail regarding compensation is shown under "Compensation of Directors and Executive Officers."

     All decisions of the Committee regarding executive compensation are reviewed by the full Board.

                                       COMPENSATION COMMITTEE

                                       Donald W. Thomason, Chairman
                                       John T. Ferris
                                       Harvey I. Klein
                                       Edith A. Stotler


                               PERFORMANCE GRAPH

     The following graph compares cumulative total returns (assuming reinvestment of dividends). The stock price performance shown is not necessarily indicative of future price performance. The graph assumes the investment of $100 in the Company's stock, the stocks representing the EDJ index and the stocks representing the S&P 500 index on December 31, 1993.

                Comparison of Five Year Cumulative Total Return
                      Among stock of SEMCO Energy, Inc.,
                               S&P 500 Index and
          Edward D. Jones & Co. Natural Gas Diversified Company Index
Measurement Period
(Fiscal Year Covered)            SEMCO Energy, Inc.              Edward D. Jones Index             S&P 500 Index
Measurement Pt-12/31/93                 $100                             $100                          $100
FYE 12/31/94                            $ 89                             $ 89                          $101
FYE 12/31/95                            $ 95                             $118                          $139
FYE 12/31/96                            $107                             $149                          $171
FYE 12/31/97                            $115                             $187                          $228
FYE 12/31/98                            $114                             $172                          $293



                INCREASE IN NUMBER OF AUTHORIZED COMMON SHARES

     The Board of Directors of the Company at their meeting held December 17, 1998, voted that the annual meeting of Common Shareholders scheduled for Tuesday, April 20, 1999, would be called for, in addition to other purposes, the purpose of considering and acting upon a proposed amendment to the Articles of Incorporation of the Company so as to increase the number of authorized Common Shares from the existing 20,000,000 authorized shares to 40,000,000 authorized shares.

     As of February 22, 1999, of the 20,000,000 shares authorized, the Company has approximately 17,400,000 shares outstanding and 25,556 shares reserved for issuance upon conversion of the outstanding $2.3125, Series A, Convertible Cumulative Preferred Stock. Another approximately 1,575,000 shares are reserved to be issued, from time to time, to participating Common Shareholders under the Direct Stock Purchase and Dividend Reinvestment Plan. Approximately 575,000 shares are reserved for conversion of stock options under the Company's Long-Term Incentive Plan. From time to time, additional authorized but unissued Common Shares may be issued to the 401(k) in a Company match program. The Company has also embarked on a new strategic plan to more aggressively grow its businesses through acquisitions, which may require additional common stock capital. Finally, the Company may agree to use shares of the Company to acquire the shares of another corporation in an exchange.
No such agreement with another corporat-ion currently exists. However, such an agreement may not be possible unless the Shareholders approve an amendment to the Articles increasing the authorized number of shares.

     In light of these circumstances, the Board of Directors believes it would be in the best interest of the Company to increase the authorized number of Common Shares, thereby assuring that an ample number of authorized shares will be available for issuance in order to facilitate its strategic goals.

     The additional authorized Common Shares would be issuable at the Board's discretion, normally without further stockholder action, for any proper corporate purposes. The authorization of additional shares may have an anti-takeover effect. For example, such additional authorized shares could be used to dilute the stock ownership of persons seeking to obtain control of the Company. The Board of Directors has no present plans to use such shares to inhibit any takeover and the Board knows of no plans to at-tempt to take over the Company. If authorization of the proposal is postponed until a specific situation arises, the time and expense incident to obtaining Shareholder approval at that time might disadvantage the Company by depriving it of the flexibility which could be important in facilitating effective use of the shares.

     Other than as indicated above, the Company's Board of Directors and management have no plans or agreements for the issuance of any of the presently authorized and unissued Common Shares or of the additional shares to be authorized. Rather, it is the intention of the Board of Directors and management to hold such authorized and unissued Common Shares in reserve for such corporate needs as may develop.

     No Shareholder of the Company has any preemptive rights to subscribe for or to purchase any of the authorized and unissued Common Shares including the additional shares to be authorized.

     The Common Shareholders will be asked to adopt a resolution amending section 1 of Article III of the Articles of Incorporation to read as follows:

          The total authorized capital stock is $43,500,000 consisting of

          (a) 500,000 shares Cumulative Preferred Stock of the par value of $1 per share, issuable in series as hereinafter provided, designated "Cumulative Preferred Stock, $1 Par Value",

          (b) 3,000,000 shares of Preference Stock designated "Preference Stock, $1 Par Value", and

          (c) 40,000,000 shares of stock of the par value of $1 per share, designated "Common Stock, $1 Par Value."

     The affirmative vote of the holders of at least a majority of Common Shares of the Company outstanding as of the Record Date (February 22, 1999), is required to adopt the amendment.

     The Board of Directors and management recommend that the Common Shareholders vote FOR the proposal.


                        INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP have been the auditors for the Company and SEMCO Energy Gas Company for over forty (40) years and have been appointed by the Board of Directors to continue in that capacity during 1999. A member of Arthur Andersen LLP will be available at the Shareholders Meeting to make a statement if he so desires and to answer appropriate questions.


                             SHAREHOLDER PROPOSALS

     A shareholder's proposal to be included in the proxy statement and proxy for the year 2000 annual meeting of shareholders must be received at the Company's principal executive office no later than December 31, 1999.


                                OTHER BUSINESS

     Management knows of no matters other than those stated above which are to be brought before the meeting. However, if any other matters are presented for action, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment.

     It is important that proxies be returned promptly to avoid unnecessary expenses. Therefore, all Common Shareholders (even those planning to attend the meeting) are urged, regardless of the number of Common Shares owned, to sign, date and return the enclosed proxy in the business-reply envelope, also enclosed. Shareholders attending in person may withdraw their proxies and vote in person.

                                       By order of the Board of Directors

                                       Sherry L. Abbott, Secretary

                                     [MAP]

                                   APPENDIX



Map on back cover shows general area, specific street and specific building where shareholders meeting will take place.

PRELIMINARY COPY
                                 SEMCO ENERGY
                                 ____________


                                                  Annual Meeting to be held at

                                                           McMorran Auditorium
                                                        701 McMorran Boulevard
                                                    Port Huron, Michigan 48060

                                                  April 20, 1999, at 2:00 p.m.






                            YOUR VOTE IS IMPORTANT.
      Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly returning your completed proxy in the enclosed postage-paid envelope
                which is addressed to our tabulation service at
       Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.



                            Detach Proxy Card Here
------------------------------------------------------------------------------
                                 SEMCO ENERGY
                                 ------------
                    405 Water Street, Port Huron, MI  48060
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Steven W. Warsinske and Kurt A. Angermeier, or either one of them, with power of substitution in each, proxies to vote, as designated on the reverse side, all of the undersigned's shares of Common Stock (held as of the February 22, 1999 date of record) of SEMCO ENERGY, INC. at the Annual Meeting of Shareholders to be held on April 20, 1999, and any and all adjournmen-ts thereof.

                                       Please date, sign exactly as name
                                       appears hereon, and mail promptly in
                                       the enclosed envelope which requires no
                                       postage if mailed in the United States.
                                       When signing as attorney, executor,
                                       administrator, trustee, guardian, etc.,
                                       give full title as such.  If shares are
                                       held jointly, both owners must sign.

                                       Dated ___________________________, 1999

                                       Signature _____________________________

                                       Signature _____________________________
                                                 (Continued on the other side)

                            Detach Proxy Card Here
------------------------------------------------------------------------------

            Properly executed proxies will be voted as marked and, if not marked, will be voted FOR all of the nominees and FOR proposal 2.

                                        Please Mark Your Choice Like This. [X]

------------------------------------------------------------------------------
1. ELECTION OF DIRECTORS - The Board of Directors recommends a vote FOR the nominees named below. (Check Only One Box)

     A.   For all nominees.  [  ]
     B.   For no nominees.  [  ]
     C.   For all nominees except names crossed out.  [  ]

     Daniel A. Burkhardt   Edward J. Curtis   Marcus Jackson   Harvey I. Klein

2. PROPOSAL TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES FROM 20,000,000 TO 40,000,000.

          [  ] FOR            [  ] AGAINST             [  ] ABSTAIN

------------------------------------------------------------------------------
3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTER AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.
------------------------------------------------------------------------------
                    (To be Dated and Signed on Other Side)